Exhibit 10.12

EF HUTTON ACQUISITION CORPORATION I

December 12, 2023

Continental Stock Transfer & Trust Company
1 State Street, 30th floor
New York, NY 10004
Telephone: (212) 509-4000
Attention: Michael Goedecke

E-Mail: mgoedecke@continentalstock.com

Re: Lock-Up Agreement

Dear Sirs:

This Lock-Up Agreement is being delivered to you in connection with that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of October 6, 2023, by and among EF Hutton Acquisition Corporation I, a Delaware corporation (the “Company”) and the investors party thereto (the “Buyers”), pursuant to which the Company is issuing to the Buyers certain senior secured convertible notes (the “Notes”), which are convertible into shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”). Capitalized terms not defined herein shall have the meaning as set forth in the Purchase Agreement.

In order to induce the Buyers to enter into the Purchase Agreement, the undersigned agrees that, commencing on the date hereof and ending on the six (6) month anniversary of the Effective Date (as defined in the Registration Rights Agreement) of the initial Registration Statement (as defined in the Registration Rights Agreement) required to be filed pursuant to the Registration Rights Agreement (provided that such period shall be extended by the number of Trading Days during such period and any extension thereof contemplated by this proviso on which the Registration Statement is not effective or any prospectus contained therein is not available for use) (the “Lock-Up Period”), the undersigned will not, and will cause all affiliates (as defined in Rule 144 promulgated under the Securities Act of 1933, as amended) of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned not to, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, any securities of the Company (including, without limitation, any securities issued pursuant to the Business Combination Registration Statement (as defined in the Purchase Agreement)), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any securities of the Company (including, without limitation, any securities issued pursuant to the Business Combination Registration Statement) owned directly, or indirectly, by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned’s Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned’s Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of the Undersigned’s Shares, or (iv) publicly disclose the intention to do any of the foregoing.

The foregoing restriction is expressly agreed to preclude the undersigned, and any affiliate of the undersigned and any person in privity with the undersigned or any affiliate of the undersigned, from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) and (ii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent (the “Transfer Agent”) and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Lock-Up Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Lock-Up Agreement is a material inducement to each Buyer to complete the transactions contemplated by the Purchase Agreement and that the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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Very truly yours,

/s/ Scott Wallace
Name: Scott Wallace

/s/ Elliot Humble
Name: Elliot Humble

/s/ Emily Humble
Name: Emily Humble

/s/ Tom Humble
Name: Tom Humble

/s/ Thomas Wood
Name: Thomas Wood

/s/ Stanley Hutton Rumbough
Name: Stanley Hutton Rumbough

/s/ Paul Hodge, Jr.
Name: Paul Hodge, Jr.

/s/ Anne Lee
Name: Anne Lee

/s/ Kevin M. Bush
Name: Kevin M. Bush

/s/ Joseph Rallo
Name: Joseph Rallo

/s/ Benjamin Piggott
Name: Benjamin Piggott

/s/ David Boral
Name: David Boral

EF HUTTON PARTNERS, LLC

By:	/s/ Joseph Rallo
Name:	Joseph Rallo
Title:	Manager

EF Hutton LLC (f/k/a EF Hutton, division of Benchmark Investments, LLC)

By:	/s/ Sam Fleischman
Name:	Sam Fleischman
Title:	Supervisory Principal

SHR VENTURES, LLC

By:	/s/ Jay Creutz
Name:	Jay Creutz
Title:	Manager

Agreed to and Acknowledged:

EF HUTTON ACQUISITION CORPORATION I

By:	/s/ Benjamin Piggott
Name:	Benjamin Piggott
Title:	Chief Executive Officer

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